UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008 (June 13, 2008)

JACKRAY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-51586	68-0517011
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

3011 Yamato Rd., A-17
Boca Raton, Florida		33434
(Address of Principal Executive Office)		(Zip Code)

(561) 988-9662
(Issuer's Telephone Number)

_____________________________________________
 (Former name or former address, if changes since last report)

The  purpose of this  current  report on Form 8-K is to report a change the Company’s Certifying Accountant .

ITEM 4.01(a) CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 13, 2008 the Company elected to terminate the services of Cordovano and Honeck, LLP as the Company’s independent auditors.

Cordovano and Honeck performed the audits for the two year period ended September 30, 2006, which did not contain  any  adverse  opinion or a  disclaimer  of  opinion, nor was qualified as to audit scope or accounting principles but did carry a modification as to going concern for the years ended September 30, 2006 and 2005.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the June 13, 2008, termination as the Company's independent auditors, there were no disagreements with Cordovano and Honeck, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

ITEM 4.01(b) CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 13, 2008, the Company's board of directors approved the engagement of the firm of Lawrence Scharfman, CPA of Boynton Beach, FL as the Company's  independent auditors.  Such  appointment was  accepted  by Mr. Scharfman.

During the Registrant's two most recent fiscal years or any subsequent  interim period prior to engaging Lawrence Scharfman, CPA, the Company, or someone on the Company's behalf, had not consulted Lawrence Scharfman, CPA regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

On June 25, 2008 the Company provided Cordovano and Honeck with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating  that it  agreed  with the  statements  made herein or the reasons why it disagreed.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
16.1	Cordovano and Honeck letter regarding change of accountant.

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JACKRAY CORPORATION (Registrant)

	By:	/s/ Barry A. Ginsberg
Barry A. Ginsberg, President
Date: September 15, 2008